AMENDMENT NO. 5
TO
LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 5 TO LOAN AND SECURITY AGREEMENT (this "*Amendment*") is entered as of January 29, 2008, by and between ENERGY FOCUS, INC., a Delaware corporation, formerly known as FIBERSTARS, INC., a Delaware corporation ("*Borrower*"), and SILICON VALLEY BANK, ("*Bank*"). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

RECITALS

A. Borrower and Bank have entered into that certain Amended and Restated Loan and Security Agreement dated as of December 30, 2005, as amended (the "*Loan Agreement*"), pursuant to which the Bank has agreed to extend and make available to Borrower certain advances of money.

B. Borrower desires that Bank amend the Loan Agreement upon the terms and conditions more fully set forth herein.

C. Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Amendment, Bank is willing to so amend the Loan Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1. AMENDMENTS TO LOAN AGREEMENT.

1.1 **Section 5.4 (Access to Collateral, Books and Records).** Section 5.4 of the Loan Agreement is hereby amended and restated in its entirety as follows:

"At reasonable times, and on one (1) Business Day's notice, Bank, or its agents, shall have the right to inspect the Collateral and the right to audit and copy Borrower's books and records. Such inspections and audits shall occur at least two times per year. Bank shall take reasonable steps to keep confidential all information obtained in any such inspection or audit, but Bank shall have the right to disclose any such information to its auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process. The foregoing inspections and audits shall be at Borrower's expense and the charge therefor shall be $750 per person per day (or such higher amount as shall represent Bank's then current standard charge for the same), plus reasonable out-of-pocket expenses; provided, Borrower shall not be required to pay such expenses more than two times per fiscal year unless such inspections and audits are pursuant to Borrower's request for a Credit Extension or an Event of Default has occurred and is continuing. In the event Borrower and Bank schedule an inspection or audit more than ten (10) days in advance, and Borrower seeks to reschedule the inspection or audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank's rights or remedies), Borrower shall

pay Bank a cancellation fee of $1,000 plus any out-of-pocket expenses incurred by Bank, to compensate Bank for the anticipated costs and expenses of the cancellation."

1.2 Section 6.1 (Maturity Date). The first paragraph of Section 6.1 (Maturity Date) of Section 4 of Schedule to the Loan Agreement is hereby amended and restated as follows:

"The maturity date with respect to Advances is February 29, 2008 (the "Revolving Maturity Date")."

1.3 Section 2 of the Schedule to Loan Agreement (Interest). The first paragraph of Section 2 of the Schedule to Loan Agreement (Interest) is hereby amended and restated in its entirety as follows:

"**Interest Rate** (Section 1.2): For both Advances and Equipment Advances, a per annum rate equal to the Prime Rate in effect from time to time *plus* (a) one-half percent (.50%) if Borrower's Adjusted Quick Ratio is greater than 1.5:1.0 or (b) one and one-half percent (1.50%) if Borrower's Adjusted Quick Ratio is less than or equal to 1.5:1.0, but in no event less than seven percent (7.00%)."

1.4 Section 5 of the Schedule to Loan Agreement (Minimum Tangible Net Worth). Section 5 of the Schedule to Loan Agreement (Minimum Tangible Net Worth) is hereby amended and restated in its entirety to delete the Minimum Tangible Net Worth covenant and to replace it with Adjusted Quick Ratio and EBITDA covenants as follows:

(Section 5.1): Borrower shall comply with each of the following covenants:

Minimum Cash: Borrower shall at all times maintain with Bank and its Affiliates cash deposits of not less than $3,500,000, *provided,* that not less than $1,600,000 of such cash deposits are maintained with Bank.

Maximum EBITDA Loss (Monthly): As of the last day of each month commencing with December 31, 2007, Borrower shall not report a EBITDA loss of greater than the amount set forth below for the relevant period, calculated on a rolling three month basis and based on unconsolidated US financial statements alone.

Month ending:	Maximum EBITDA Loss
12/31/07	$(2,600,000)
1/31/08	$(2,600,000)
2/29/08	$(2,200,000)

1.5 Section 6 of the Schedule to Loan Agreement (Reporting). Section 6 of the Schedule to Loan Agreement (Reporting) is hereby amended and restated in its entirety as follows:

(Section 5.3): Borrower shall provide Bank with the following:

1. At each request for a Credit Extension, but not less than weekly, transaction reports and schedules of collections, on Bank's standard form.

2. Monthly accounts receivable agings, aged by invoice date, and accounts payable agings, aged by invoice date, inventory reports and outstanding or held check registers, if any, within fifteen (15) days after the end of each month.

3. For each Advance request, and not less than weekly, a Borrowing Base Certificate in the form of **Exhibit A** attached hereto.

4. Monthly reconciliations of accounts receivable agings (aged by invoice date), transaction reports and general ledger, within fifteen (15) days after the end of each month.

5. Monthly unaudited financial statements, including consolidating statements and statements on a United States alone basis, as soon as available, and in any event within thirty (30) days after the end of each month.

6. A monthly Compliance Certificate substantially in the form of **Exhibit B** attached hereto, within thirty (30) days after the end of each month, in such form as Bank shall reasonably specify, signed by the Chief Financial Officer of Borrower, certifying that, as of the end of such month, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Bank shall reasonably request, including, without limitation, a statement that at the end of such month there were no held checks.

7. Annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrower not later than forty-five (45) days prior to the end of each fiscal year of Borrower.

8. Annual financial statements, as soon as available, and in any event within 120 days following the end of Borrower's fiscal year, audited by, and with an unqualified opinion of, independent certified public accountants acceptable to Bank.

1.6 **Streamline Option.** The Streamline Option shall no longer be available under the Loan Agreement and all references to "Streamline Option" therein shall be of no further force and effect.

1.5 **Compliance Certificate.** The form of Compliance Certificate attached to the Loan Agreement as Exhibit B thereto is hereby replaced in its entirety with the form of Compliance Certificate attached to this Amendment as Exhibit A.

2. **BORROWER'S REPRESENTATIONS AND WARRANTIES.** Borrower represents and warrants that:

(a) immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;

(b) Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

(c) the certificate of incorporation, bylaws and other organizational documents of Borrower delivered to Bank in connection with Amendment No. 2 to the Loan Agreement remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

(d) the execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower;

(e) this Amendment has been duly executed and delivered by the Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights; and

(f) as of the date hereof, it has no defenses against the obligations to pay any amounts under the Obligations. Borrower acknowledges that Bank has acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Amendment and in connection with the Loan Documents.

Borrower understands and acknowledges that Bank is entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

3. **LIMITATION.** The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term

or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

4. EFFECTIVENESS. This Amendment shall become effective as of December 31, 2007, upon the satisfaction of all the following conditions precedent:

4.1 **Amendment.** Borrower and Bank shall have duly executed and delivered this Amendment to Bank.

4.2 **Payment of Amendment Fee.** Borrower shall have paid Bank an amendment fee equal to $4,000.00.

4.3 **Payment of Bank Expenses.** Borrower shall have paid all Bank Expenses (including all reasonable attorneys' fees and reasonable expenses) incurred through the date of this Amendment.

5. COUNTERPARTS. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.

6. INTEGRATION. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrowers shall remain in full force and effect.

7. GOVERNING LAW; VENUE. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

BORROWER:

ENERGY FOCUS, INC., F/K/A FIBERSTARS, INC., a Delaware corporation

By: Nicholas G Berchtold

Printed Name: Nicholas G. Berchtold

Title: Chief Financial Officer

BANK:

SILICON VALLEY BANK

By: Kristina Oliver

Printed Name: Kristina Oliver

Title: Relationship Manager